Exhibit 10.1

North American Authorized Agency Agreement

This Agreement is made by and between Diamond Technologies Inc with principal offices at 15 Allstate Parkway, Suite 600, Markham, ON L3R 584., Canada (Agent") and Advanced Software Technologies, Inc., with principal offices Zephyr House, Mary Street, Grand Cayman, Cayman Islands, BWI ("AST") as of the date set forth below.

Whereas, AST is the developer, owner and licensor of certain AST Suite of Products packages designated as the subject matter of this Agreement;

Whereas, Agent desires to become a business associate of AST under the terms and conditions hereof:

Now Therefore, the parties agree as follows:

1. DEFINITIONS

For the purposes of this Agreement, the following definitions will apply:

"Agent" means the AST Authorized Agent who could be an individual, organization, or company that desires to represent the suite of Advanced Software Technologies, Inc. product offerings to the end user (customer) market. The Sales Agent as it will be defined in this agreement sells the AST product suite only. AST will be fully responsible for the training and implementation of the client following the sale through its wholly owned US subsidiary, Mountain Medical Technologies, Inc.

"AST" means Advanced Software Technologies, Inc. and/or its wholly owned subsidiary Mountain Medical Technologies, Inc.

"Customer" means the end user of the AST Suite of Products that enters into the AST Suite of Products End User License Agreement.

"Schedule A" means the AST supplied executable pricing proposal form which must accompany any EULA for the AST Suite of Products in order to be accepted by AST.

"AST Suite of Products" means AST products as specified in Schedule A.

"EULA" means the license agreement (headed End User License Agreement) between the Customer (end-user) and AST that sets forth the terms and conditions governing the Customer's use of the AST Suite of Products.

"Book of Business" means the sales made by the Agent with the flow of income from those sales paid under this Agreement, all of which belongs to the Agent in right, title and interest. The Book of Business is that portion of each sale belonging to the Agent under the commission percentage agreed to at the time of sale and the continuing flow of income produced so long as the customers pay to use the AST Suite of Products license.

"Material Breach" means the violation of the payment terms herein, copyright or trademarks, an attempt to replace or abet others to replace AST products or services at any existing or potential customer with competing products and any act of malicious conduct by the Agent to disparage AST without any justification and malicious conduct against Agent by AST.

"Non Material Breach" means serious neglect of Agent's customers by the Agent in regards to support and services and any other breach of the terms of this agreement for which the cure of such shall be sixty days from written notice of violation.

"Certified Sales Agent" means a Sales Agent who has completed the initial Sales and Technical Training program and any consecutive training program provided and mandated by AST and who abides by the terms and conditions of the certification program as outlined herein.

1. AST SALES AGENT PROGRAM TERMS AND CONDITIONS

a)	Appointment AST hereby conditionally appoints Agent as a Sales Agent, and Agent accepts in accordance with the provisions of this Agreement the terms of the AST Sales Agent Program.

b)
Certified Sales Agent. Agent accepts and acknowledges that the AST three day Sales and 5 day Technical Training Program is required to be completed by the Agent within 60 days of execution of this agreement.

Agent is required to pay a Not for Resell AST Suite of Products License fee of $10,000.00 for the AST Suite of Products on or before the date of execution of this agreement for the Authorization of Agent under this agreement by AST. The number of seats licensed under this fee shall be determined and may be as required by Agent to affectively market the AST Suite of Products. No other fees for product updates, upgrades, and support shall be charged to Agent from the date of execution of this agreement in the future.

Additionally, a $10,000.00 fee for the minimum three day Sales and 10 day Technical Training Program plus $1,000.00 per day for any additional days of training requested by Agent and all travel expenses plus per diem for the AST representative instructing the program will be due and payable to AST on or before execution of this agreement. Certification is mandatory for Agent to become certified to represent the suite of AST products licensed under this agreement and to benefit from commissions allocated to Agent as outlined in Schedule A of this agreement. Non-compliance of this Section I. Subparagraph b on the part of the Agent will automatically void this agreement.

c)
All sales made by the Agent of the AST Suite of Products shall create a Book of Business owned by the Agent, which constitutes all funds due to Agent under this agreement flowing from each sale for a period not to exceed 36 months from the date of acceptance by AST of the Client EULA or until the EULA terminates under the provision that are outlined therein of the AST Suite of Products.

d)
A monthly license client cancelling for less than ninety-one days and resuming use shall not be considered a cancellation for the Book of Business purposes, unless the customer, of their own accord, transfers to another Agent.

e)
Agent is required bi-Weekly to report all prospects, sales activity; activity' reported on AST provided leads, and any current client accounts relating to the AST Suite of Products to the AST Sales and Marketing department in an electronic format following the execution of this agreement. AST offers and enforces lead and current account protection for Sales Agents. AST shall not allow another Agent to solicit the existing Agents book of business unless it is understood by all parties the end user client desires the transfer. AST shall use its best reasonable efforts to protect the Agent from aggressive solicitation by another Agent taking any part of the Agent's book of Business. The report MUST include the Business Name, Key Contact name, telephone number, street address, city, state or province and postal code.

f)
Non-Exclusivity/Territory Agent's appointment shall be nonexclusive and only for the AST Suite of Products and services marked in Schedule A to this Agreement. Such appointment does not constitute a grant of any specific territory or geographical area.

g)
Agent expressly agrees not to exercise any of the rights granted in this Agreement for any party outside the United States and Canada ("Territory"), including parties, which are subsidiaries or branches of parties, located in the Territory. Any sales outside the Territory must be approved by AST.

h)
Marketing Agent shall be supplied with marketing material at no cost to agent in electronic format only. Print and mail expense are the responsibility of the Agent. Web design services, press release services, trade show design services, marketing content services, and listing services are provided at no cost to Agent as it relates to the AST suite of products

i)
Market and Sales Plan. The Agent shall prior to the signing of this agreement submit and have approved by AST a Marketing and Sales Plan for no less than 3 years committing the sale and/or rental of no less than 150 Provider Licenses in the 1st twelve month period following the signing of this agreement, with minimum growth per annum thereafter of 20% accumulative. Failure to do this will be considered a material breach of this agreement.

AST shall not change the marketing plan during this agreement without first discussing it with Agent and in the event that mutual agreement cannot be reached will provide at least 12 months' notice of any such change. Should agreement not be reached, Agent may maintain its existing "book of business" and cease making sales under this agreement without prejudice so long as Agent meets its support obligations to its clients and financial obligations to AST,

j)
Competence Agent agrees to comply in full with Section 1. Subparagraph b of this agreement and provide and acquire appropriate staffing, training and any other requirements for the marketing, and sales of the AST Suite of Products, and to comply with the AST training, support, shipping and payment terms.

k)
Conduct Agent shall undertake no acts injurious to the business or goodwill of AST. Agent shall use its best efforts to promote AST and its products and service and shall promptly report and follow up all leads provided. Agent may offer or promote competitive products without the consent of AST.

l)
Independent Entities Notwithstanding the use of the designation "Sales Agent". Agent is an independent contractor and shall at no time have the power [1] to bind AST; [2] to Agent any terms, conditions, warranties or covenants made by AST or [3] to create in favour of any person any rights, which AST has not previously sales in writing.

m)
Form of Relationship The relationship under this Agreement shall not create any legal partnership, franchise relationship, agency or other form of legal association between the parties, which would impose a liability of one party upon the other.

n)
Insurance Agent or its successors shall maintain during the term of this Agreement and while it is still responsible for its Book of Business: [1] all required workers' compensation or similar insurance; and [2] comprehensive general liability insurance. Agent shall promptly supply AST with proof of such insurance upon request. AST or its successors shall maintain comprehensive general liability and errors and omissions insurance for the AST Suite of products. AST shall promptly supply Agent with proof of such insurance upon request.

o)
Records Agent shall supply to AST the full business data of each customer as a qualified prospect and at the time of sale and shall, during this Agreement and while it is still responsible for its Book of Business, and for a period of one year after the termination of this Agreement maintain records sufficient for AST to verify amounts due under this Agreement relating to the contracts, invoices, accounts, complaints, and other transactions relating to the placement and licensing of the AST Suite of Products. AST may directly, or through its Agent at any time during normal business hours, upon no less than 10 business days' notice, and for any reason inspect such records and other financial information relevant to AST products as sold by Agent to its end users, solely for the purpose of verifying amounts due under this Agreement. Any such information will be confidential information of Agent subject to the provisions of Section 4.

p)	Sub-Agents Agent shall not be permitted to establish sub-Agents without the express written consent of AST.

q)
Corrupt Practices Agent represents that it will not make any payment or transfer anything of value, directly or indirectly, to any government official or employee; to any officer, director, employee, or representative, or Agent of any actual or potential customer; or to any other person or entity if such payments would violate applicable laws.

r)
Prospects Agent will provide AST with a list of active prospects on a regular basis as outlined in Section Subparagraph b of this agreement. AST will use its best efforts to protect these prospects from being solicited by its other Agents or distributors, and to refrain from solicitation directly by AST, while taking into account prospect's wishes, and in as much as allowed by applicable laws. Agent in return agrees to respect active prospect lists of AST's other Agents. For the above purposes, an active prospect is defined as a prospect who is contacted by the Agent at least once every six (6) weeks and where details of each such contact are logged with AST.

3. WARRANTY AND LIMITATIONS

a)
General Warranties AST represents and warrants to Agent that [I) it has sufficient right, title and interest in and to the AST Suite of Products to enter into this Agreement; and [2] that all AST Suite of Products distributed to Agent is free and clear of all liens.

b)	AST Suite of Products Warranties Agent's exclusive warranty regarding the AST Suite of Products is set forth in the applicable EULA provided with the AST Suite of products.

Limitation of Warranties

c)
EXCEPT AS STATED ABOVE, AST MAKES NO OTHER WARRANTIES REGARDING THE AST SUITE OF PRODUCTS AND DOCUMENTATION, AND ANY SERVICES PROVIDED BY AST INCLUDING, WITHOUT LIMITATION, EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS THE WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY. AND ANY OTHER WARRANTY, EXPRESS OR IMPLIED.

d)
IN NO EVENT SHALL AST BE LIABLE FOR INDIRECT, CONSEQUENTIAL, OR INCIDENTAL DAMAGES (INCLUDING DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, AND THE LIKE) ARISING OUT OF THE RELATIONSHIP BETWEEN AST AND AGENT EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

e)
AST's CUMULATIVE LIABILITY UNDER THIS AGREEMENT, INCLUDING ANY CAUSE OF ACTION IN CONTRACT, TORT OR STRICT LIABILITY, SHALL BE LIMITED TO THE LICENSE FEES PAID BY AGENT DURING THE 12 MONTHS PRIOR TO SUCH EVENT. AST's LIMITATION OF LIABILITY IS CUMULATIVE WITH ALL AST EXPENDITURES TO ADDRESS LIABILITY BEING AGGREGATED TO DETERMINE SATISFACTION OF THE LIMIT. AGENT RELEASES AST FROM ALL OBLIGATIONS, LIABILITIES, CLAIMS OR DEMANDS IN EXCESS OF THE LIMITATION. THE PARTIES ACKNOWLEDGE THAT OTHER PARTS OF THIS AGREEMENT RELY UPON THE INCLUSION OF THIS SECTION AND THE RESULTING ALLOCATION OF RISKS.

f)
Agent Actions AST shall have no obligation to any party under any warranty given by Agent, its Agents or employees. Agent shall not make any representation or warranty with respect to the AST Suite of Products other than those stated by AST in its written warranty, documentation and literature.

g)
Agent Indemnification Agent agrees to indemnify AST and to hold it harmless from and against any loss, damage, claims or demands whatsoever arising out of Agent's activities that are outside the scope of the EULA provided by AST to the end user regarding use of AST suite of Products. AST makes its representations and warrants to the end user and limits of liability therein via the EULA.

h)	Complaints Agent shall make all reasonable efforts to handle all incidents of customer complaints or demands regarding the AST Suite of Products and shall report promptly to AST all such incidents.

i)	AST indemnification AST agrees to indemnify Agent and to hold it harmless from and against any loss, damage, claims or demands whatsoever arising out of;

a)	Intellectual property infringement arising from the AST Suite of Products; breach of implied warranty or negligence.

b)
Activities that are outside the scope of the EULA provided by AST and issued to the customer through Agent regarding the use of the AST Suite of Products. AST further agrees to indemnify AGENT and to hold it harmless from and against any loss, damage, claims, or demands whatsoever arising out of AST's activities that are outside the scope of this North American Sales Agent Agreement.

4. CONFIDENTIALITY

Each party agrees not to disclose any confidential information received from the other in any form to any employees who do not have a specific need to use such information or to any outside party (including contractors) without the other party's prior written consent. All employees or contractors who receive such confidential information must be bound by written agreement not to disclose such information to any other party. Each party acknowledges that the unauthorized disclosure or use of confidential information of the other party would cause irreparable harm and significant injury to the other party that may be difficult to compensate. Accordingly, each party agrees that the other party will have the right to seek and obtain temporary and permanent injunctive relief in addition to any other rights and remedies it may have. The obligations of confidentiality shall not apply to information which [1] is in public domain at the time of disclosure, [2] has been released by the other party without restrictions, [3] has been lawfully obtained by the disclosing party from a third party under no obligation of confidentiality, or [4] is independently developed by employees of the disclosing party without access to the confidential information.

5. TRADEMARKS

a)
Definition "Trademarks" means any and all current or future company names, product names, marks, logos, designs, trade dress and other designations or brands used by AST in connection with its products and services and all marks similar thereto.

b)
License AST grants Agent the right to use the Trademarks solely for the purpose of distributing and marketing the AST Suite of Products, provided that Agent: [1] uses the appropriate Trademarks for the corresponding AST Suite of Products; [2] identifies all Trademarks are registered trademarks of AST; and [3] take reasonable steps to modify all objectionable uses of the Trademarks. AST reserves the right to revoke or limit the use of Trademarks at any time upon reasonable notice. Non-Compliance with Trademark and Logo Policies shall be considered a material breach of this Agreement.

c)
Ownership Agent acknowledges that AST is the sole owner of the Trademarks and nothing herein shall grant to Agent any right or interest in the Trademarks. Agent shall not register, or attempt to register, any Trademarks or any marks confusingly similar thereto in any jurisdiction.

d)
Limitations Except as stated above, Agent is granted no right, title, license or interest in the Trademarks. Agent acknowledges AST rights in the Trademarks and agrees that any and all use Trademarks by Agent shall inure to the sole benefit of AST. Agent agrees that it shall take no action inconsistent with AST ownership of the Trademarks and agrees not to challenge AST rights in or attempt to register any of the Trademarks, or any other name or mark owned or used by AST or any mark confusingly similar thereto. If at any time Agent acquires any rights in, or any registration or application for, any of the Trademarks by operation of law or otherwise, it will immediately, upon request by AST and at no expense to AST, assign such rights, registrations, or applications to AST, along with any and all associated goodwill.

e)
Notification Agent shall promptly notify AST of any use by any third party of Trademarks or any use by such third parties of similar marks which may constitute an infringement or passing off of Trademarks. AST reserves the right, in its sole discretion, to institute any proceedings against such third party infringers and Agent shall refrain from doing so itself. Agent agrees to cooperate fully with AST in any action taken by AST against such third parties, provided that all expenses of such action shall be borne by AST and all damages which may be awarded or agreed upon in settlement of such action shall accrue to AST.

f)	Agent Branding AST agrees that the Agent may brand the CyramedX Products with their own corporate or product brand name. This is subject to

I.	The submission to and approval by AST / MMT of the recommended Logo / Product Name. This is to ensure that the overall look and feel of the CyramedX product is maintained.
II.	The inclusion by AST / MMT in small letters the term "Powered by CyramedX" in close proximity to the Logo / Product Name.
III.	The supply of the Logo / Product Name in suitable high quality format allowing approximately 2 to 4 weeks to effect the upgrade.

IV.	AST / MMT in agreeing this in no way reduce, undermine, alter or limit their rights as outlined in section 5 and 6 of this agreement.

6. PROPRIETARY RIGHTS

a)
Ownership Agent understands and agrees that Agent takes title only to the media on which the AST Suite of Products is provided. Title in and ownership of all copies of AST products and documentation, Trademarks and all property rights therein, shall remain at all times vested in AST. Agent acknowledges that the AST Suite of Products is protected by domestic and international copyright and other forms of proprietary rights and agrees not to copy or otherwise reproduce (except as required for distribution to customers), modify, adapt, translate, reverse engineer, decompile, disassemble or create derivative works based on the AST Suite of Products or the documentation.

b)	No Rights Granted No provision in this Agreement shall be interpreted as an assignment or grant to Agent of any right, title or interest in the AST Suite of Products, documentation or Trademarks.

c)
Protection Agent agrees to take any reasonable step necessary to protect the proprietary rights of AST and its suppliers or licensors, including, but not limited to, the proper display of copyright, trademark, trade secret and other proprietary notices on any copies of the AST Suite of Products. Agent must reproduce and include any such notices, other legends and logos on any backup copies.

d)
Copyright Notice Agent agrees not to remove and shall reproduce and include all copyright notices or confidential or proprietary legends in and on all copies of AST products or documentation. Any printed reference to AST products must include the following notice (or such notice as required by AST) with [YEAR] being the then current year: © Advanced Software Technologies Inc. and Advanced Software Technologies, Inc. [YEAR]. All Rights Reserved.

e)
Breach Agent understands and agrees that the protection of AST rights in and to the AST Suite of Products, documentation and Trademarks and the prevention of any unauthorized copying, reproduction, modification, adaptation, translation, reverse engineering, de compilation, disassembly and creation of derivative works, is of the essence of this Agreement and that any failure on its part, however minor, to discharge its obligations shall constitute a material breach of this Agreement

7. TERM AND TERMINATION

a)	Term This Agreement shall enter into effect on the date it is signed by both parties as shown below.

b)
Termination This agreement shall terminate [1] upon notification of a Material Breach that is not cured within 10 business days thereafter; [2] failure to cure a non-material breach within sixty days of written notice; [3] automatically, unless otherwise agreed between parties, in the event that Agent is the subject of a proceeding in bankruptcy which proceeding is not dismissed within 60 days, is placed in receivership, or makes an assignment for the benefit of its creditors; or by [4] termination for "Cause" by giving 3 months written notice by the Agent or AST. If given by AST, "Cause" shall be defined as non-performance on the part of the Agent by failing to make sufficient efforts to market the AST Suite of Products. Should the parties disagree as to what constitutes "sufficient marketing efforts", the issue will be submitted to binding arbitration. This course of action is not intended to be a means for AST, its successors or assigns, to take over the successful operation of Agent's business generated under this agreement without fair and just compensation.

c)
On Termination Notwithstanding any terms of this agreement to the contrary, upon termination of this Agreement for any reason whatsoever, AST, unless otherwise agreed, shall set aside the Agent's Book of Business to be held by AST.

(i)
The revenue stream defined by the Book of Business at the time AST becomes the controlling party will remain constant except in as far as any elected reduction in use by its customers. Any increase in use will not be to the benefit of the Book of Business.

(ii)
AST shall pay over all funds collected from the Book of Business and due to Agent, less a reasonable administration fee to be assessed and determined by AST, to Agent or its designees or assigns immediately upon receipt and act as a conduit for Agent funds, except in as far as AST or its assignees are required to support customers in the Book of Business in which case the cost of providing such support, will be reasonably assessed and appropriate deductions made before passing the balance to Agent. In the event Agent does not agree with the costs described in this section, the issue will be submitted to binding arbitration.

AST shall make an accounting of funds collected to Agent or their assigns monthly.
(iii)	AST shall permit Agent or its designated Agent(s) to inspect AST books upon Agent's request at Agent's expense during normal business hours of AST.
(iv)	AST's failure to perform its duties in the event it becomes the controlling party of the Agent's book of Business is a non-material breach of this agreement.
(v)	In any dispute or litigation over the terms of this agreement, the prevailing party shall have reasonable attorney fees in addition to any settlement or damages awarded.

d)
Rights Upon termination of this Agreement for any reason and unless otherwise agreed, all rights granted to Agent shall immediately cease and Agent shall immediately return to AST all AST Products and confidential information provided by AST except as otherwise provided in this Agreement.

e)
No Compensation In the event of an agreed termination of this Agreement by both parties, neither party shall be liable to the other for damages, losses, or expenses of any kind or character on account of the termination of this Agreement in accordance with its terms, whether such damage, loss, or expense may arise from the loss of prospective customers of Agent, or expenses incurred or investments made in connection with the establishment, development, or maintenance of Agent's business. Termination or expiration shall not affect any claim, demand, or liability of any party created or arising hereunder prior to such lime.

8. FORCE MAJEURE

a)
Definition "Force Majeure" shall mean any event or condition not reasonably within the control of either party, which prevents in whole or in material part the performance by one of the parties of its obligations hereunder or which renders the performance of such obligations as difficult or costly as to make such performance commercially unreasonable.

b)
Notice Upon giving notice to the other party, a party affected by an event of Force Majeure shall be released without any liability on its part from the performance of its obligations under this Agreement, except for the obligation to pay any amounts due and owing hereunder, but only to the extent and only for the period that its performance of such obligations is prevented by the event of Force Majeure. The other party may likewise suspend the performance of all or part of its obligations hereunder to the extent that such suspension is commercially reasonable.

9. NOT FOR RESALE AST SUITE OF PRODUCTS (NFR)

a)
NFR AST Suite of Products AST shall provide Agent with a set of the AST Suite of Products to be used for demonstration purposes in Agent's direct business as it relates to AST for a fee of $10,000.00 USD. Such "Not for Resale software license" shall be for Agent's internal use only and shall not be relicensed or transferred or made available to any other party by any means under any condition. Agent may not use the NFR AST Suite of Products for commercial purposes of any kind without express written permission by AST. All use of the NFR AST Suite of Products shall otherwise be according to the applicable AST Suite of Products EULA. Upon termination of this agreement Agent must cease using the NFR AST Suite of Products or obtain a separate license.

b)	Limitation Agent may not make any copies of the NFR AST Suite of Products or install or transfer the NFR AST Suite of Products to any party.

c)	No Credit Agent agrees there is no return for credit privileges on Not for Resale AST Suite of Products or modules.

10. AST SUITE OF PRODUCTS EVALUATION LICENSE

AST may from time to time, provide Agent with certain AST Suite of Products and documentation for evaluation purposes ("Evaluation AST Suite of Products"). The following provisions apply to such AST Suite of Products.

a)
Limited License AST grants Agent the non-exclusive and non-transferable right, only for the purposes of evaluating the Evaluation AST Suite of Products, to execute the Evaluation AST Suite of Products at Agent's business location and use the documentation.

b)	Evaluation Program Agent shall comply with AST instructions with regard to the evaluation.

c)	DISCLAIMER OF WARRANTIES THE EVALUATION AST SUITE OF PRODUCTS IS LICENSED 'AS IS', AND AST DISCLAIMS ANY AND ALL WARRANTIES.

d)
Errors/Bugs Agent acknowledges Evaluation AST Suite of Products may be experimental, may not have been fully tested or debugged or may be from the initial beta release and thus may contain problems and require revisions. Agent acknowledges that the Evaluation AST Suite of Products is proprietary to and a valuable trade secret of AST and is entrusted to Agent only for evaluation purposes. Agent shall treat the Evaluation AST Suite of Products as confidential information in the strictest confidence. This Agreement does not constitute a grant or an intention or commitment to gram any right, title or interest in the Evaluation AST Suite of Products or A$T' trade secrets.

11. ADDITIONAL PROVISIONS

a)
Rights AST grams to Agent the non-exclusive and non-transferable right to distribute the use of the AST Suite of Products to commercial end user customers. All AST Suites of Products distributed by Agent shall be transferred solely in AST standard packaging and through the terms of the appropriate AST Suite of Products EULA between the customer and AST provided by AST from time to lime. Delivery of copies of the AST Suite of Products to Agent is made solely to enable Agent to exercise this right. Agent shall not license or transfer any AST product for the purpose of retransfer by or to others.

b)
Limitations Agent shall distribute only AST Suite of Products that Agent has obtained from AST and not from any other seller of the AST Suite of Products. For Tax reasons such distribution is deemed to take place at the Agents business location identified above.

c)
Pricing So long as Agent is paying full monthly fees due to AST for the AST Suite of Products package licensed, Agent shall, in its discretion, establish a reasonable license fee for each AST Suite of Products EULA as per Schedule A.

d)
Fees/Margins For each AST Suite of Products license ordered by Agent from AST, Agent shall pay to AST the percentage amount set forth in Schedule A as of the date of the delivery of such AST Suite of Products package to Agent or carrier for shipment to Agent, whichever occurs first. Upon approval and processing by AST operations of the EULA and pricing, AST reserves the right to revise and republish prices as shown in Schedule A from time to time. Any and all updates to the 'Not for Re-Sale' AST Suite of Products license will be provided to Agent at no additional cost to Agent beyond the initial fee of $10,000 USD.

e)
Updates AST may, but shall not be obligated to, make improvements and updates to the AST Suite of Products. Such improvements and updates shall be offered to Agent as part of the AST Suite of Products at the same time and on such terms as

AST offers these to any other of its Agents. AST will provide Agent with all bug fixes or minor releases during the term of the agreement under the terms of the 'Not for Resale' End user license Agreement. Any and all updates to the AST Suite of Products will be provided to Agent at no additional cost to Agent beyond the initial license fee of $10,000.00 USD.

12. ASSIGNMENT

This Agreement is not assignable by Agent without prior written consent by AST. In the event Agent changes its legal structure or undergoes a substantial change in ownership of its stock or other ownership interest, AST shall have the option of immediate termination of this Agreement. AST may assign this Agreement and its interest in the AST Suite of Products to any party without the consent of Agent. This Agreement shall inure to the benefit of any successor of AST and shall not be affected by any change in the ownership or control of AST. Agent shall re-execute this agreement within 60 days of the effective date of the change in ownership or change in legal structure or change of name. "Substantial change" in ownership is defined as a change in at least 51 % ownership of the Agent.

13. MISCELLANEOUS

a)
Complete Agreement THIS AGREEMENT AND THE PROVISIONS OF THE CURRENT SALES AGENT PROGRAM GUIDELINES, AS AMENDED FROM TIME TO TIME, CONSTITUTE THE ENTIRE AGREEMENT OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ALL PREVIOUS AGREEMENTS BY AND BETWEEN AST AND AGENT AS WELL AS ALL PROPOSALS, ORAL OR WRITTEN AND ALL PRIOR NEGOTIATIONS, CONVERSATIONS OR DISCUSSIONS BETWEEN THE PARTIES RELATED TO THIS AGREEMENT. AGENT ACKNOWLEDGES THAT IT HAS NOT BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY ANY REPRESENTATIONS OR STATEMENTS, ORAL OR WRITTEN, NOT EXPRESSLY CONTAINED HEREIN.

b)	Amendment This Agreement shall not be deemed or construed to be modified, amended, rescinded, cancelled or waived, in whole or in part, except by written amendment signed by the parties hereto.

c)
Unenforceability If any provision of this Agreement is held to be invalid, illegal or unenforceable, such provision shall be considered severable from this Agreement and the remaining provisions shall continue in full force and effect. The parties will replace a severed provision by a provision, which is closest to the intent of the parties.

d)
Notices. Notices permitted or required to be given hereunder shall be deemed sufficient if given [1] by registered or certified mail, postage prepaid, return receipt requested, addressed to the addresses above or such other addresses as the respective parties may designate by like notice from time to time, or [2] by international courier, telex or telegram, or telefax to the telefax number above, or [3] when sent by email to info@cyramed.com. Any notice shall be deemed effective when received by the receiving party.

e)
Governing Law and Jurisdiction This AGREEMENT is governed by the laws of the State of Nevada and, in respect of any dispute which may arise hereunder; Agent consents to the jurisdiction of the federal and state courts sitting in Reno, NY.

f)	Counterparts This Agreement shall be executed in two or more counterparts in the English language and each such counterpart shall be deemed an original hereof.

g)
Waiver No failure by either party to take any action or assert any right hereunder shall be deemed to be a waiver of such right in the event of the continuation or repetition of the circumstances giving rise to such right.

h)
Government If Agent is acting on behalf of any unit or agency of the United States Government, the following provisions apply: [1] any products Agent acquires under this Agreement for or on behalf of the United States Government are provided to the United States of America with RESTRICTED RIGHTS. Use, duplication, or disclosure by the U.S. Government is subject to restrictions as set forth in subparagraph (c)(l)(ii) of the Rights in Technical Data and Computer AST Suite of Products clause at DFARS 252.277-7013 and paragraph (d) of the Commercial Computer AST Suite of Products-Restricted Rights clause at FAR 52.227-19; [2] AST grants Agent the right to transfer AST Suite of Products to the United States government subject to the following restrictions. With the exception of the Department of Defence, you will not distribute the AST Suite of Products to the United States of America except (i) on terms at least as restrictive as those set forth in subparagraph (c)(l)(ii) of the Rights in Technical Data and Computer AST Suite of Products clause at DFARS 252.227-7013 and paragraph (d) of the Commercial computer AST Suite of Products-Restricted Rights clause at FAR 52.227-19, and (ii) in compliance with particular department or agency acquisition regulations that provide AST protection at least equivalent to that provided by the above-referenced DFARS and FAR provisions.

i)
Export Restrictions Agent expressly agrees to neither directly or through third parties export nor transmit any AST Suite of Products to any country to which such export or transmission is restricted or prohibited by applicable regulations or statutes, or any country other than the United States of America or Canada.

j)
Non-Disparagement During the term hereof and for a period of two years thereafter, each of Agent and AST agrees that it will refrain from making any representation, statement, comment or any other form of communication, whether written or oral (hereinafter collectively referred to as a "Communication"), to any third party, including but not limited to the principals, customers, suppliers and competitors of the other party, which Communication reflects any opinion, judgment, observation or representation of fact, which has the effect or tendency to, or could have the effect or tendency to, disparage, denigrate, criticize or otherwise reflect negatively on the other party and/or the other party's products, services, officers, directors, shareholders, employees or investors (a "Disparaging Communication"). Each party agrees that it will use all reasonable commercial efforts to prevent its employees from making any Disparaging Communications regarding the other party and/or the other party's products, services, officers, directors, shareholders, employees or investors: provided, however, that nothing in this Section 13, subparagraph j) shall restrict or impede the exercise of any rights or remedies of a Party under this Agreement.

In Witness Whereof, the Parties hereto have executed this Agreement as of the date below.

We have read, understood and agree to the terms of the North American AGENT Agreement.

DIAMOND TECHNOLOGIES INC.
AST		AGENT

PHILIP KEANE		JOHN CECIL
Signature		Signature

Philip Keane		John Cecil
Printed Name		Printed Name

Chairman & CEO
Title		Title

Miami	12/10/2010	Toronto	02DEC2010
Place	Date	Place	Date

North American Sales AGENT Agreement Business Data
AGENT business address:

DIAMOND TECHNOLOGIES INC. 15 Allstate Parkway, Suite 600
Street
Markham, Ontario L3R 584
City/State/Province/Country ZIP/Postal code
Ontario
Telephone Fax Employer ID/State Tax Number
416 246 9997 / 905 361 4884
Contact Title/Position
John Cecil - Chairman and CEO
Additional Title/Position
Vince Leitao Present and COO
Email Address Home Page Address
AGENT billing address (if different from above):

Street

City/State/Province/Country ZIP/Postal code

Telephone Fax

Contact Title/Position

Contact Name Email Address

For AST Use Only:
AGENT Number: _______________

1)	Not For Resale End User License Agreement- attached consisting of

a)	CYRAMEDX (U.S.A. Edition) V6.0 Patient Manager System including Practise management End User License Agreements- attached

b)	CYRAMEDX (U.S.A. Edition) V6.0 Patient Manager System including Practise management Maintenance Agreement attached

c)	CYRAMEDX (Canada Edition) V6.0 Patient Manager System including Practise management End User License Agreements- attached

d)	CYRAMEDX (Canada Edition) V6.0 Patient Manager System including Practise management Maintenance Agreement- attached

SCHEDULE A
AST PRODUCT PRICING

Products:

1. CYRAMEDX V10.0 Patient Manager System including Practise
Management
2. CYRAMEDX V10.0 Patient Manager System EMR only

I.   Agreement

The CYRAMEDX EMR and PM software is supplied and licensed on the basis of an upfront License Fee structure per Provider and/or Billing Entity or a monthly payment and/or as indicated in the End User License Agreement and/or as indicated in the pricing guide herein.

The transfer margin to THE SALES AGENT under this agreement for annual license is 50% of the license fee/ rental fee/ subscription fee and the annual maintenance fees for a period not to exceed 36 months from the date of implementation at the client site, under this pricing structure for direct sales unless specifically agreed to in writing for particular cases. This percentage is conditional on the Agent being fully engaged in the deployment, training and 1st tier support of the product. In the event that MMT is required to provide these services, this percentage rate may be reduced to 35%.

3. Royalties

Third party royalties / costs will be deducted from the end user pricing and the remainder of the net margin shall be divided between AST and THE CERTIFIED SALES AGENT in equal margin. All information relating to the third party royalties shall be provided to THE CERTIFIED SALES AGENT by AST in advance of the execution of this agreement or upon request.

4. Pricing Terms

In the interest of the market as a whole, the end user pricing may not exceed the AST recommended end-user price. Pricing may be adjusted from time to time by AST by giving not less than 60 days written notice. Upfront seat license must be accompanied by the annual maintenance agreement for the first year for the order to be accepted by AST.

5. Annual License Payment Terms

Under the Annual seat license, the payment requirements as outlined in the Schedule A pricing proposal and the AST portion of the maintenance agreement outlined in the Schedule A pricing proposal, is due prior to any product delivery or authentication for the client. In return for the payment, the user is provided with a temporary license code which allows access to the AST software's full functionality for the coming implementation period. In the absence any portion of the payments to AST outlined in the Schedule A pricing proposal, the code may not be provided. In the absence of the recurring annual maintenance fees, the annual renewal code is not provided when the previous maintenance period expires, in which case users may access records only in print or read access-only mode.

6. Sales Agent Responsibility

Sales Agent is responsible for marketing activity, sales activity, AST Suite of Product demonstrations, proposal presentations, closing activity, contract and payment collection and submittal to AST/MMT.

Please note that the attached XLXS spread sheet namely Diamond-MMTversl-Pricing Discussion(4).pdf forms the basis of our license pricing to date.

Also given that the US to Canada $ exchange is almost equal, The applied currency for the purpose of payment per this contract can be in the currency applicable to the clients location.

AST reserves the right to alter this should the exchange rate fluctuate noticeably.

CyramedX			Calculator	
				Qty Prov.	1
	Setup	Yearly		Setup	Yearly
First Provider License	$10,000.00			$10,000.00	-
Second Provider License	$5,000.00	-		$0.00	-
Total License Cost				$10,000.00	
Maintenance Cost		18.00%		-	$1,800.00
Software Support per Provider		$600.00		-	$600.00
Total Maint & Support				-	$2,400.00
Implementation per Facility	$10,000.00			$10,000.00	-
Training Days - See Matrix	-			5	
Training Cost per Day	$1,000.00			$5,000.00	-
Optional Modules			Yes		
Patient Portal per Provider	$1,100.00	$600.00	☐	$0.00	$0.00
CCI Edits	-			-	
ICD 10	-	-		-	-
CPT4	-	-		-	-
Prescription Management	$250.00	$300.00	☐	$0.00	$0.00
Drug Database	-	-		-	-
Advanced Reporting					
Formulary Database	-	-		-	-
LMRP	-	-		-	-
Medical Necessity	-	-		-	-
Patient Education					
Krames Exit Writer	-	$2,000.00	☐	-	$0.00
Krames Health Sheet	-	$300.00	☐	-	$0.00
Clearing House	-	$1,020.00	☐	-	$0.00
Interfaces	$5,000.00	-	☐	$0.00	-
Training On Line per day	$750.00	-		$750.00	-
Data Conversion	$2,250.00	-	☐	$0.00	-

Training Matrix	Days
1 - 3 Providers	5
4 - 6 Providers	10
7 - 8 Providers	15
Over 10 get quote	

Summary of Costs

One Time Costs - Upfront

One Time License costs	$10,000.00
One Time Optional Soft Costs	$0.00
Training & Implementation	**$15,000.00**
Data Conversion	**$0.00**
Grand Total Upfront Costs	$25,000.00

Annual Costs

Optional Software	$0.00
Maintenance Cost	$1,800.00
Software Support	$600.00
Grand Total Annual Fees	$2,400.00

% of Annual Fees Based on Purch	10%

1st Year Cost	$27,400.00
2nd Year Cost	$29,800.00
3rd Year Cost	$32,200.00
4th Year Cost	$34,600.00
5th Year Cost	$37,000.00

Based on US Pricing

3rd Party Costs Included in Lic.			
Cost 9%	$900		
Includes			
AMA			
Pegasus			
Plus Maintenance (20% of previous year)			
Medispan			
Equisys			

19

Addendum

To

North American Authorized Agency Agreement

This is an addendum to and not a replacement of the North American Authorized Agency Agreement made by and between Diamond Technologies Inc. with principal offices at 15 Allstate Parkway, Suite 600, Markham, ON L3R 5B4., Canada (Agent") and Advanced Software Technologies, Inc., with principal offices Zephyr House, Mary Street, Grand Cayman, Cayman Islands, BWI ("AST") as of the date set forth below.

Whereas, AST is the developer, owner and licensor of certain AST Suite of Products packages designated as the subject matter of this Agreement;

Whereas, Agent desires to become a business associate of AST under the terms and conditions hereof;

Now Therefore, the parties agree as follows:

1)
Following meetings held during the preparation of the CyramedX Product for deployment in Niagara Falls, it was determined that the Canadian Market and Government requirements required the product to be modified in order to comply with their requirements including reimbursement. The modifications are summarized as follows:

•	OHIP Billing and ICD 10
•	Medispan Drug Database
•	Accreditation
2)	The development resource requirements are estimated as follows:
•	OHIP Billing and ICD 10 - 7 man months
•	Medispan Drug Database - 2 man months
•	Accreditation - 2 man months
3)	Costs:
•	OHIP Billing and ICD 10 - Development $19.600
•	Medispan Drug Database - Development $5,600	License $25,000
•	Accreditation - Development $5,600	Fee $34,000
•	Miscellaneous	$10,200

4)	Payment Schedule: The Agent agrees to pay the above funds in accordance with the schedule outlined below. Payments are due at the beginning of each month due

December 2010:  US $25000 for the Medispan License to get access to the database and to determine the development tasks in detail. This is urgently required in December to get the process under way, also US $2800 for developer to determine OHIP & Medispan requirements to minimise ramp-up process.

January 2011:  US $8,400 for 3 developers.

February 2011:  US $ I 1,200 for 4 developers.

Diamond Technology Contract Addendum	Page 1

March 2011: US $8,400 for 3 developers, plus US $34,000 for accreditation fees, which amounts to a total for the month of US $42,400.

There is a provision of US $10,200 for miscellaneous costs should they arise.

In recognition of the above costs being funded by Diamond Technologies Inc., MMT agree that it will forfeit its 50% of the revenue share portion of the Diamond license income (not including maintenance or options), until the amount of the payments made by Diamond are recovered or reimbursed. We will not charge the Training Fees and Not For Resale License fees outlined in the contract.

Please note that MMT will undertake all efforts to reduce the cost and time line if possible.

In Witness Whereof, the Parties hereto have executed this Agreement as of the date below.

We have read, understood and agree to the terms of the North American AGENT Agreement.
AST

AST		AGENT
DIAMOND TECHNOLOGIES INC.

PHILIP KEANE		JOHN CECIL
Signature		Signature

Philip Keane		John Cecil
Printed Name		Printed Name

Chairman & CEO
Title		Title

Miami	12/10/2010	Toronto	02DEC2010
Place	Date	Place	Date

Diamond Technology Contract Addendum	Page 2